Exhibit 10.1

February 13, 2020

eMagin Corporation

700 South Drive, suite 201

Hopewell Junction, New York 12533

Attention: Mark Koch, Chief Financial Officer

Dear Mr. Koch:

Reference is made to the At The Market Offering Agreement, dated as of November 22, 2019 (the “ATM Agreement”), between eMagin Corporation (the “Company”) and H.C. Wainwright & Co., LLC (the “Wainwright”).  This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein.  Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1. The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2. The first sentence of Section 2 of the ATM Agreement is hereby amended and restated as follows:

“The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, from time to time during the term of this Agreement and on the terms set forth herein, up to the Maximum Amount (as defined below), which is equal to the lesser of such number of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), that (a) equals the number or dollar amount of shares of Common Stock registered on the Registration Statement pursuant to which the offering is being made, (b) equals the number of authorized but unissued shares of Common Stock (less the number of shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) equals the number or dollar amount of Shares authorized by Board, or (d) would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3 (the lesser of (a), (b), (c) and (d), the “Maximum Amount”).”

3. Section 2(d) of the ATM Agreement is hereby amended by deleting in full the first sentence of Section 2(d).

4. Section 8(c) of the ATM Agreement is hereby amended and restated as follows:

“This Agreement shall remain in full force and effect until the date that this Agreement is terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties, provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 8, 9, 10, 12 and 14 shall remain in full force and effect.”

5. The Company and Wainwright hereby agree that the date of this Amendment shall be a Representation Date under the ATM Agreement (provided, however, that the deliverables under Sections 6(b) and 6(d) of the ATM Agreement shall not be required on the date of this Amendment) and the Company shall file a Prospectus Supplement with the Commission on the date hereof.

6. In connection with the amendments to the ATM Agreement set forth herein, the Company shall reimburse Wainwright for the fees and expenses of Wainwright’s counsel in an amount not to exceed $15,000, which shall be paid on the date hereof.

7. Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

8. This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By _/s/ Edward D. Silvera__________

Name: Edward D. Silvera

Title: Chief Operating Officer

Accepted and Agreed:

EMAGIN CORPORATION

By: _/s/ Mark A. Koch_______________

    Name: Mark A. Koch

    Title: Chief Financial Officer

[signature page to EMAN Amendment to

atm agreement]